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Exhibit 4     Subscription Agreement

                           THE IMAGING CENTER, INC.
                              715 Williams Street
                                P. O. Box 1705
                           Cumberland, MD 21501-1705
                            Telephone: 301-759-3410

                            SUBSCRIPTION AGREEMENT
                                 Instructions


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1.  Please provide all requested information and sign this agreement in the space provided below. Any omission may result in this form being returned to you for completion.
2. Return this agreement and your check (or a certified or cashier's check) for the total purchase price for the shares being purchased by you to The Imaging Center, Inc. at the above address. Your check should be payable to "The Imaging Center, Inc."
3. Any questions should be directed to F. Daniel Jackson, M.D. at the above address or telephone number.
4. This is a legal document and when executed and delivered by you to the Company and by the Company to you will be binding upon you. If you have any questions about the legal effect or nature of this document, you should consult a qualified attorney.
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Please complete all of the following:

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             Purchaser Information (Complete All Unshaded Blanks)
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Name:               |                                |  Name(s) in which Shares
                    |                                |  are to be registered.
                    |                                |
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Form of Ownership (check one):
__  Individual     __  Tenants in Common     __  Tenants by the Entireties
                                                 (Married Couples Only)
__  Joint Tenants with Right of Survivorship
__  Custodian for _____________________________________________________________
    under Uniform Transfers to Minors Act of State: ____________________
__  Other: ____________________________________________________________________

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Address:            |                                |
                    |                                |
                    |                                |
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Telephone:          |                                |
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State of Residence: |                                |
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Social Security or Employer Identification Number: |
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Number of Shares    |                                |  (Not less than 100 nor
I Want to           |                                |  more than 1,000 shares.)
Purchase:           |                         ______ |
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Price Per Share:    |                        x $2.00 |
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Total Purchase      |                                |
Price (No. Shares x |                  $____________ |
Price)              |                                |
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  Purchase of Common Stock. I agree to purchase shares of the Class B Non-Voting
Common Stock, $1.00 par value (the "Shares") of The Imaging Center, Inc. (the "Company") in the amount and for the price described above.

  Attached to this agreement is my check (or a certified or cashier's check) for the Total Purchase Price for the Shares being purchased by me, made payable to "The Imaging Center, Inc." The Company will promptly deposit these funds into the Escrow Account maintained at Farmers & Merchants Bank and Trust, Cumberland, Maryland.

  I understand that:

     . The Company may, in its sole and absolute discretion, accept or reject this subscription and the subscription will not be binding until accepted by the Company in writing.

     . My subscription may be rejected if the information in it is incomplete or I fail to provide additional information needed to complete my subscription or to clarify any information I have provided.

     . The Shares I am purchasing will only be issued upon acceptance by the Company and upon satisfaction of the terms and conditions of this agreement.

     . My subscription may be cancelled and my funds will be returned without interest in the event the Company does not accept my subscription on or before ____________, 2000.

  My Representations. I understand that the offering and sale of the Shares is registered under the Securities Act of 1933 and various state securities laws and that the Company and its advisors will rely on my representations in this agreement to comply with these laws. Accordingly, I represent and warrant to the Company and agree as follows:

     . All information about me in this agreement is true and correct.

     . I have received the Company's Prospectus dated _________________, 2000.

     . I have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning this investment, including the terms and conditions of this offering.

     . I have reached the age of majority, have adequate means of providing for my current needs and personal contingencies, am able to bear the substantial economic risks of an investment in the Shares for an indefinite period of time, understand that there is presently no public market for the shares and that I may be unable to resell the shares, have no need for liquidity in such an investment and, at the present time, could afford a complete loss of such investment.

     . If this agreement is executed by a corporation, partnership, limited liability entity, trust, unincorporated association or other legal entity (the "Entity"), the Entity represents, warrants and agrees that:

       > all references in this agreement to "I" or "me" and any similar references are to the Entity;

       > the person signing this agreement on behalf of the Entity has full power and authority to bind the Entity;


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       > the Entity has full legal power and authority to enter into this agreement and to purchase the Shares; and

       > this agreement has been duly authorized, executed and delivered by the Entity and is binding upon the Entity.

  I hereby acknowledge and agree that:

     . Irrevocability. Upon acceptance by the Company, my purchase of the Shares is irrevocable and I may not cancel, terminate or revoke this subscription or any of my agreements made in this agreement.

     . Binding Effect. My obligations under this agreement shall survive my death or disability and shall bind my heirs, executor, administrators, successors, legal representatives and assigns.

     . Multiple Purchasers. If this agreement is signed by more than one person, their obligations shall be joint and several, and their agreements, representations, warranties and acknowledgments contained in this agreement are binding upon each of them and their heirs, executors, administrators, successors, legal representatives and assigns.

     . Modification. Neither this agreement nor any of its provisions may be waived, modified, discharged or terminated other than by a further written agreement signed by the party granting any waiver, modification, discharge or termination.

     . Notices. Any notice or other communication between the Company and me shall be sent by mail or delivered to the address appearing in this agreement for the person to whom the notice or communication is sent.

     . Counterparts. This agreement may be executed on separate signature pages or in any number of counterparts, and this agreement, so signed, shall be binding on all of us, notwithstanding that all signatures do not appear on one agreement.

     . Entire Agreement. This agreement contains all agreements between the Company and me regarding the purchase of the Shares, except as otherwise stated in this agreement.

     . Severability. Each provision of this agreement is intended to be severable from every other provision, and if any portion of this agreement is invalid or illegal, the rest of this agreement will remain in effect and binding upon us.

     . Assignment. This agreement may not be transferred assigned by me except as may be provided above.

     . Applicable Law. This agreement shall be governed by and construed under laws of the State of Maryland.


Dated: ______________________



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INDIVIDUAL SUBSCRIBER(S):            |     ENTITY SUBSCRIBER:
                                     |
                                     |     __________________________________
                                     |                 [Entity Name]
                                     |
_________________________________    |
Signature of Purchaser               |     By: ______________________________
                                     |     Name: ____________________________
                                     |     Title: ___________________________
                                     |
_________________________________    |
Signature of Purchaser               |
                                     |
                                     |
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PURCHASE ACCEPTED FOR _________ SHARES:

THE IMAGING CENTER, INC.


By: __________________________________
    F. Daniel Jackson, M.D., President

    Date: ___________________________


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